                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        VISTA INFORMATION SOLUTIONS, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

                  DELAWARE                               41-1293754
--------------------------------------------------------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)

     5060 SHOREHAM PLACE, SAN DIEGO, CALIFORNIA                   92122
--------------------------------------------------------------------------------
      (Address of principal executive offices)                  (Zip Code)

         Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered
--------------------------------------------      ------------------------------
            Not Applicable                                     None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

     Securities Act registration statement file number to which this form
relates:   NOT APPLICABLE

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
        Preferred Stock Purchase Rights, $0.001 par value

     ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Incorporated by reference from the description of the Preferred Stock Purchase Rights included in the registrant's report on Form 8-K filed on October 17, 2000.

     ITEM 2. EXHIBITS.

     The following exhibits are filed as a part of this registration statement:

     1. Rights Agreement between VISTA Information Solutions, Inc. and NorWest Shareholder Services, as Rights Agent (including as Exhibit A the form of Certificate of Designation, Preferences and Rights of the Series R Preferred Stock, as Exhibit B the form of Rights Certificate, and as Exhibit C the Summary of Terms of the Rights Agreement) (Incorporated by reference to Exhibit 1 to the registrant's report on Form 8-K filed on October 17, 2000).


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   VISTA Information Solutions, Inc.




    Date:  February 6, 2001        By: /s/ NEIL JOHNSON
                                      ------------------------------------
                                      Neil Johnson
                                      Vice President and Chief Financial Officer